UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2012

DC BRANDS INTERNATIONAL, INC.
 (Exact name of registrant as specified in its charter)

Colorado	000-054031
(State or other jurisdiction of incorporation)	(Commission File No.)

9500 W. 49th Avenue, Suite D-106
Wheat Ridge, CO 80033
(Address of principal executive offices and Zip Code)

303-279-3800
 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02          DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On May 3, 2012, DC Brands International, Inc. (the “Company”) received written notice of the resignation of Richard Pearce as President of the Company, effective as of May 7, 2012. The resignation did not involve any disagreement with the Company.  Mr. Pearce will remain as the C.E.O. and Chairman of the Board.

On May 7, 2012, Stephen F. Horgan was appointed as President and Chief Operating Officer of the Company.  There are no family relationships between Mr. Horgan and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer. Additionally, there have been no transactions involving Mr. Horgan that would require disclosure under Item 404(a) of Regulation S-K.

Mr. Horgan will be paid a monthly salary of Twelve Thousand Five Hundred Dollars ($12,500), which amount will be increased to Twenty Thousand Dollars ($20,000) at such time as the Company has opened five thousand (5,000) outlet locations.  In addition, the Company will issue to Mr. Horgan up to one hundred million (100,000,000) shares of its common stock as follows: (i) twenty-five million (25,000,000) shares will be issued commencement of employment, (ii) twenty-five million (25,000,000) shares will be issued at such time as the Company has opened two thousand five hundred (2,500) outlet locations and the first paid purchase order has been reordered; and (iii) twenty-five million (25,000,000) shares will be issued for each additional two thousand five hundred (2,500) outlet locations that are opened upon reorder of the first paid purchase order.

Stephen F. Horgan, age 55, has extensive experience as a senior executive in the beverage industry.  In 2010, Mr. Horgan founded Brand Aspirations, an advertisement and investment company.  Prior thereto, from 2005 through 2010, he worked at Coors Brewing and then Miller-Coors, where he was a lead customer officer and then Vice President of the Southeast Region.  Prior thereto, he spent over twenty years at The Coca-Cola Company building a record innovation and success in operations, sales, customer management and commercialization.  In 1997, Mr. Horgan was promoted to Vice President, after which he served in a variety of domestic and international markets including leading the creation and development of The Coca-Cola Company’s worldwide Walmart organization and business.

ITEM 8.01           OTHER EVENTS

On May 3, 2012, the Company issued a press release announcing the resignation of Richard Pearce as President of the Company, as set forth above.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

On May 7, 2012, the Company issued a press release announcing the appointment of Stephen F. Horgan as President and Chief Operating Officer of the Company, as set forth above.  A copy of the press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K.

The information in this Item 8.01 and Exhibits 99.1 AND 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit
99.1	Press Release dated May 3, 2012
99.2	Press Release dated May 7, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DC BRANDS INTERNATIONAL, INC.

Date: May 11, 2012	By:	/s/ Richard Pearce
Richard Pearce
Chief Executive Officer